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                                                                   Exhibit 10.21

                  FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT (this "Amendment") is made and entered into as of the 1st day of January, 2001, by and between Jersey State Properties, a New Jersey limited liability company (the "Landlord") and Somera Communications, Inc., a Delaware corporation (the "Tenant").

                                R E C I T A L S:

A. On or about November 1, 2000, Landlord and Tenant entered into that certain Commercial Lease Agreement (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately 12,800 square feet (the "Leased Premises") in the building located at 7 Waterloo Road, Stanhope, New Jersey (the "Property"). The Leased Premises consists of approximately 10,400 square feet of office space and 2,400 square feet of warehouse space.

B. Landlord and Tenant now desire to modify and amend the Lease in order to, among other things, expand the Leased Premises to include an additional approximately 1,250 square feet of office space, in accordance with the terms and conditions contained in this Amendment. A copy of the Lease is attached as Exhibit "A" to this Amendment and is incorporated herein by this reference. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed to them in the Lease.

                               A G R E E M E N T:

NOW, THEREFORE, incorporating and in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion of Leased Premises; Term. The Leased Premises are hereby expanded and increased to include approximately 1,250 additional square feet of space (the "Expansion Space") at the Property. The location of the Expansion Space in the Property is illustrated on Exhibit "B" to this Amendment, which Exhibit "B" is attached hereto and incorporated herein by this reference. Accordingly, as of the date hereof, the Leased Premises shall include approximately 14,050 square feet of space at the Property. The Lease Term for the Expansion Space shall run concurrently with the Lease Term for the Leased Premises (including, if applicable, the Extension Term).

2. Landlord Representation. Landlord hereby represents and warrants to Tenant that, as of the date hereof, no party or entity other than Tenant shall have any right to possession or occupancy of the Expansion Space.

3. Expansion Space Annual Base Rental. The Annual Base Rental and correspondence monthly rental for the original Leased Premises shall not be modified by the addition of the Expansion Space. Rather, the Landlord and the Tenant have agreed that the Base Rental for the Expansion Space shall be exactly Fifteen Dollars ($15.00) per square foot ($18,750 per annum; $1,562.50 per month) for the entire Lease Term.

4. Tenant's Pro Rata Share of Common Area Expenses. As of the date hereof, Tenant's pro-rata share of Common Area Expenses pursuant to Section 16 of the Lease shall be increased to include the Expansion
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Space. As a result of the increase in the Leased Premises to include the
Expansion Space, Tenant's pro-rata share of the Building and, accordingly, the common area expenses, shall be increased from 81% to 88.7%.

5. Possession. Tenant shall be entitled to possession of the entire Expansion Space on the date hereof. As of the date hereof, the Expansion Space is unoccupied and in broom clean condition.

6. Construction of Improvements to the Expansion Space. Tenant shall be solely responsible for all costs and expenses incurred in connection with the design, layout and construction of any and all improvements to the Expansion Space. Tenant may not commence construction of any structural improvements to the Expansion Space without obtaining the Landlord's consent to such structural improvements, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant may make such non-structural improvements to the Expansion Space as it desires (in accordance with all applicable laws) without obtaining the consent of the Landlord.

7. No Brokers. Landlord and Tenant each represent to the other that (a) it has not engaged the services of any real estate broker or agent in connection with the Expansion Space and/or this Amendment, and (b) it has not otherwise engaged in any activity which could form the basis for a claim for a real estate commission, brokerage fee, finder's fee or other similar charge, in connection with the Expansion Space and/or this Amendment. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any claim or liability, as well as court costs and legal fees, arising out of any breach of such representation

8. No Further Modification. Except as otherwise provided herein, the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:                                           TENANT:

Jersey State Properties,                            Somera Communications, Inc.,
a New Jersey limited liability company              a Delaware corporation


By:     /s/ Jay Van Orden                      By:    /s/ Glenn Berger
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Name:   Jay Van Orden                          Name:  Glenn Berger
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Its:                                           Its:   Vice President, Operations
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